                                                                Exhibit 10.31



                                       CADENA PROPERTIES LIMITED









                                    --------------------------------------
                                    FAIRVIEW BUSINESS PARK
                                    2289, 2317, 2319, 2321
                                    FAIRVIEW STREET
                                    BURLINGTON, ONTARIO
                                    --------------------------------------

                                     INDEX



ARTICLE 1-

                         CERTAIN BASIC LEASE PROVISIONS
                         SUMMARY OF RECURRING CHARGES
                         SCHEDULES AND DEFINITIONS

                1.1      Basic Lease Provisions

              ARTICLE II - CONSTRUCTION

                2.1      Landlord's Work
                2.2      Tenant's Improvements and Fixtures

              ARTICLE III- DEMISE AND TERM
                3.1      Demise of Premises and Term
                3.2      Continuance in Possession
                3.3      Surrender of Premises

               ARTICLE IV - RENT
                4.1      Minimum Rent
                4.2      Additional Rent
                4.3      Place of Payment of Rent
                4.4      Net Lease
                4.5      Interest on Arrears
                4.6      Set Off and Abatement
                4.7      Per Diem Adjustment
                4.8      Measurement

               ARTICLE V - GENERAL COVENANTS
                5.1      Covenants of Landlord
                5.2      Covenants of Tenant

               ARTICLE VI- TAXES
                6.1      Payment of Real Property Taxes by the Landlord
                6.2      Payment of Taxes by the Tenant

               ARTICLE VII- USE
                7.1      Use of Premises

               ARTICLE VIII - OPERATING COSTS
                8.1      Operating Costs & Additional Operating Costs
                8.2      Payment of Operating Costs

               ARTICLE IX - UTILITIES, HEATING, VENTILATING & AIR CONDITIONING
                9.1      Utilities
                9.2      Heating

               ARTICLE X - REPAIRS, ALTERATIONS & MAINTENANCE
               10.1     Tenant Repairs
               10.2     Maintenance & Repairs by the Landlord
               10.3     Tenant Alterations
               10.4     Repair Where the Tenant is at Fault
               10.5     Government Order and Regulation
               10.6     Landlord's Alterations




                                       2
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                                INDEX CONTINUED
                                ---------------



      ARTICLE XI - DAMAGE, DESTRUCTION & EXPROPRIATION
      11.1     Termination in the Event of Damage & Destruction
      11.2     Expropriation
      11.3     Remodelling

      ARTICLE XII - INSURANCE & LIABILITY
      12.1     Tenants Liability
      12.2     Landlord's Insurance
      12.3     Indemnity by the Tenant
      12.4     Limitations of Landlord's Liability
      12.5     Limitation of Tenant's Liability
      12.6     Increase in Insurance Premiums
      12.7     Unauthorized Use of Chemicals

      ARTICLE XIII - ASSIGNMENT OR SUBLETTING
      13.1     Assignment or Subletting by the Tenant
      13.2     Transfers & Encumbrances by the Landlord
      13.3     Change of Control
      13.4     Security on Improvements and Fixtures

      ARTICLE XIV
      14.1     Subordination & Attornment by the Tenant

      ARTICLE XV - DEFAULT
      15.1     Re-Entry & Termination on Default
      15.2     Right to Terminate or Re-Let
      15.3     Bankruptcy of the Tenant & Additional Rights of Termination
      15.4     Landlord's Rights to Cure Defaults
      15.5     Remedies Generally
      15.6     Waiver
      15.7     Landlord's Entry

      ARTICLE XVI - MISCELLANEOUS
      16.1     Unavoidable Delays
      16.2     Severability
      16.3     No Collateral Agreements
      16.4     Rules & Regulations
      16.5     Accord and Satisfaction
      16.6     Successors
      16.7     Parking
      16.8     Registration & Planning Act
      16.9     Notices
      16.10    Interpretation

                                 LEASE AGREEMENT
                                 ---------------


         THIS LEASE is made between the Landlord and Tenant hereinafter identified and constitutes a Lease between the parties of the Leased Premises in the Building hereinafter described, on the terms and with and subject to the agreements of the parties herein after set out.


ARTICLE I - CERTAIN BASIC LEASE PROVISIONS, SUMMARY OF RECURRING
CHARGES SCHEDULES AND DEFINITIONS

         1.1      BASIC LEASE PROVISIONS

         The following are certain basic lease provisions, which are part of, and are in certain instances referred to in subsequent provisions of, this
Lease:

(1)   Date of this Lease:      July 2, 1999
                         -------------------------------------------------------

(2)   Landlord: CADENA PROPERTIES LIMITED

                c/o CHAMBERS HALL REAL ESTATE INC.
                20 Hughson Street South, Suite 200
                Hamilton, Ontario L8N 2A1
                Telefax Number: (416)-521-8981

(3)  Tenant:              PATIENT INFO SYSTEMS CANADA INC.
            -------------------------------------------------------------------
(4)  Address of Tenant:   2289 FAIRVIEW STREET, UNIT 210
                          BURLINGTON, ONTARIO L7R 2E3

(5) Guarantor:            N/A
              -----------------------------------------------------------------

(6) Address of Guarantor: N/A
                        -------------------------------------------------------

(7) Occupation Date:      July 7, 1999
                   ------------------------------------------------------------

(8)  Commencement Date:   July 7, 1999
                   ------------------------------------------------------------

(9) Lease Term: Three (3) years, Zero (0) months, less any broken portion of a calendar month excluded from the Term pursuant to Clause (m) of Schedule "A" hereto.

(10) Expiry Date:         July 6, 2002
                ---------------------------------------------------------------

(11) Area of the Premises: 834 square feet (subject to adjustment as provided in Section 4.8).


(12)  Permitted use of the Leased Premises:   General office use only.
                                         --------------------------------------




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                                     -2-


(13)     Basic Rent: Determined pursuant to Section 4.1 which is as follows:
         Commencing on the 7th day of July, 1999 and ending on the 6th day of July, 2002 the Tenant shall pay to the Landlord Seven Thousand & Eighty Nine Dollars--xx/100 ($7,089.00) per annum payable in equal monthly installments of Five Hundred & Ninety Dollars --75/100 ($590.75) plus Operating Costs and Realty Taxes as provided herein.



(14)     Deposit: To be paid prior to occupancy.
         Landlord holds a deposit of One Thousand & Thirty Three Dollars--67/100 ($1,033.67) to be applied against the last month's rent including G.S.T. and a deposit of One Hundred & Forty Seven Dollars---83/100 ($147.83) to be applied against first month's rent.

(15)     Schedules Attached: A - Definitions                          X
                             B - Legal Description                    X
                             C - Outline of Premises                  X
                             D - Landlord's and Tenant's Work         X

1.2      RENEWAL OPTION:

         Provided that the Tenant is not in default, then the Tenant shall have the right, upon giving the Landlord Six (6) months written notice of the intention to renew prior to the expiration of the Lease term, to renew the said lease for a further term of Three (3) year under the same terms and conditions, save and except:

(i)      the right of further renewal which is expressly excepted, and

(ii) the rental rate shall be the then current market rate for similar space in the area, and to be agreed upon by the two parties, but will not be less than the last year of the term provided in 1.1 (13) above.


ARTICLE II - CONSTRUCTION

2.1      LANDLORD'S WORK

         The Tenant accepts the Premises in an "as-is" condition save and except for any work (if any) described under the heading "Landlord's Work" in Schedule "D". The Tenant shall not make any claim for the Landlord's failure to perform Landlord's Work unless it has given written notice of any deficiencies to the Landlord within thirty (30) days of taking possession of the Premises.

2.2      TENANT'S IMPROVEMENTS AND FIXTURES

         All improvements and fixtures installed in or affixed to the Premises, whether by the Landlord or the Tenant, and whether they are leasehold Improvements or are affixed to such an extent as to become tenant's fixtures according to general law, shall upon being installed or affixed, become the property of the Landlord, but subject, in the case of tenant's fixtures, to removal by the Tenant pursuant to Section 3.3.

ARTICLE III - DEMISE AND TERM

3.1      DEMISE OF PREMISES AND TERM

         In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be respectively paid, observed and performed, the Landlord does demise and lease the Premises to the Tenant, to have and to hold for the Term and upon the conditions herein mentioned.


3.2      CONTINUANCE IN POSSESSION

         In the event that the Tenant remains in possession of the Premises after the expiration of the Term without objection by the Landlord and without any written agreement otherwise providing, it shall be deemed to be a tenant from month to month terminable on no less that one (1) month's prior written notice and subject otherwise to the provisions of this Lease which shall be read with such changes as are appropriate to a monthly tenancy and except for monthly rent which shall be one tenth of the annual rent payable in the last year of the lease term during the continuance period.

3.3      SURRENDER OF PREMISES

         Upon the expiration or sooner termination of this Lease, the Tenant shall vacate and surrender to the Landlord the Premises in accordance with the provisions of this Lease. No improvement, trade, fixtures, furniture or equipment shall be removed by the Tenant from the Premises either during or at the expiration or sooner termination of the Term except that the Tenant:

         (i) may at the end of the Term (or during the Term if in the usual course of the tenancy business) if it is not in default hereunder remove trade fixtures, furnishings, equipment and inventory installed by it;

         (ii) shall at the end of the Term or sooner termination of this Lease remove such Improvements, trade fixtures, furnishings, equipment and inventory as the Landlord shall require to be removed. The Lessee shall not be required to remove any improvements made by the Lessor prior to occupancy.

         The Tenant shall, in the case of any removal either during or at the end of the Term, make good any damage caused to the Premises and any Improvement by any such removal.

ARTICLE IV - RENT

4.1      MINIMUM RENT

         Commencing on the commencement date and thereafter during the Term, the Tenant shall pay to the Landlord yearly and every year Basic Rent equal to the amount specified in Subsection 1.1(13) for each year of the Term. Basic Rent shall be payable by equal monthly installments in advance on the first day of each calendar month during the Term, provided that if the Term commences on a day which is not the first day of calendar month, then the installment of Basic Rent payable on the date of commencement of the Term for the broken portion of a calendar month at the beginning of the Term shall be calculated at a rate per day of one three hundred and sixty-five (1/365) of the annual minimum rent.

4.2      ADDITIONAL RENT

         The Tenant shall pay to the Landlord, in addition to Basic Rent, all amounts stated to be payable to the Landlord under this Lease which amounts will be considered to be rent for the purposes of this Lease. The obligation of the Tenant to pay additional rent shall survive the expiration or sooner termination of this Lease.

4.3      PLACE OF PAYMENT OF RENT

         All rent payable hereunder shall be paid by the Tenant to the Landlord at the office of the Landlord specified in Section 1.1(2) or at such other place in Canada as the Landlord may designate in writing from time to time without any prior demand therefore, and shall be payable in lawful money of Canada, at par.

4.4      NET LEASE

         The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely net Lease for the Landlord, and except as expressly hereinafter set out, that the Landlord shall not be responsible during the term of the Lease or any renewal terms for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Lease.

4.5      INTEREST ON ARREARS

         In every case where the Tenant shall fail to pay the full amount of any installment of rent when due, the Tenant shall pay interest at an annual rate of five percentage points (5%) over the prime rate from time to time charged by the chartered bank of the Landlord upon loans to its preferred borrowers (or if such rate of interest shall become unlawful, at the maximum rate permitted by law) on the unpaid amount or deficiency from the date it was properly due until paid. Whenever such interest is to be calculated over a period in excess of one (1) year, it shall be compounded annually.

4.6      SET-OFF AND ABATEMENT

         All rent payable hereunder by the Tenant to the Landlord shall be paid without any deduction, set-off or abatement whatsoever, except as herein expressly provided. The Tenant covenants and agrees that whenever it is in default hereunder, the Landlord may, at its option, apply all sums received from or due to the Tenant against amounts due and payable hereunder in such manner as the Landlord sees fit, regardless of any designations or instructions by the Tenant to the contrary.

4.7      PER DIEM ADJUSTMENT

         If any period for which rent including taxes is to be paid is not twelve (12) calendar months, the rent and taxes payable by the Tenant under this Lease will be adjusted on a per diem basis, based on three hundred and sixty-five (365) days.

4.8      MEASUREMENT

         The Landlord may, at its option, have its Architect measure the area of the Premises in accordance with standards for measurement of similar premises as determined by the Architect in which case "Area of premises" for the purposes of
Section 4.1 and Subsection 8.2(d) will be adjusted accordingly.

ARTICLE V - GENERAL COVENANTS

5.1      COVENANTS OF LANDLORD

         The Landlord covenants with the Tenant that, subject to any provisions of the Lease to the contrary, the Tenant shall and may peaceably possess and enjoy the Premises during the Term without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under it, and the Landlord shall observe and perform all the covenants and provisions of this Lease on its part to be observed and performed.

5.2      COVENANTS OF TENANT

         The Tenant covenants to pay rent and to observe and perform all the covenants and provisions of this Lease on its part to be observed and performed.

ARTICLE VI- TAXES

6.1      PAYMENT OF REAL PROPERTY TAXES BY THE LANDLORD

         The landlord shall pay or cause to be paid to the taxing authority or authorities having jurisdiction all Realty Taxes on the Land and Building together with all leasehold improvements, fixtures and equipment contained therein.

6.2      PAYMENT OF TAXES BY THE TENANT

         The Tenant covenants with the Landlord as follows:

         (a)      BUSINESS TAXES

         In every year of the Term, to pay when due the business taxes and all other taxes and assessments levied in respect of the occupancy of the Premises by the Tenant and in respect of the use by the Tenant of the Common Facilities and the Lands;

         (b)      SALES TAX

         The Tenant shall pay unto the Landlord any tax in the nature of the Goods and Services Tax (G.S.T.) which is levied as a result of the Tenants use and occupancy of the Premises and in respect of the use by the Tenant of the Common Facilities and the Lands.

         (c)      REALTY TAXES AND ASSESSMENTS

         In every year during the Term, to pay to the Landlord as additional rent the Tenant's portion of all Realty Taxes as reasonably allocated by the Landlord, and the tenant's proportionate share of any levy or tax in the nature of a commercial or industrial concentration levy which is assessed or levied against the Landlord or the building and land.

         (d)      SEPARATE SCHOOL TAXES

         If the Tenant or any person occupying any part of the Premises shall elect to have the Premises or any part of the Premises assessed for separate school taxes, the amount by which the separate school taxes exceed the amount which would have been payable for school taxes had such election not been made, shall be paid by the Tenant to the Landlord as additional rent within twenty (20) days after written demand therefore by the Landlord.

         (e)      TAX INCREASE ON TENANT'S ADDITIONS TO PREMISES

         If the taxes in respect of the Building, or any part thereof, shall be increased by reason of any installations made in or alterations made to the Premises by the Tenant, the amount of such increase shall be paid by the Tenant to the Landlord as additional rent within twenty (20) days after written demand therefor by the Landlord.

ARTICLE VII - USE

7.1      USE OF PREMISES

         The Premises shall be used only for the purpose as described in Subsection 1.1(12), and for no other purpose and the Tenant shall not carry on or permit to be carried on in the Premises, or in, on or about the Lands and Building, any business or activity which shall be considered by the Landlord acting reasonably to be a nuisance. The Tenant shall not commit or suffer to be committed any waste upon the Premises or upon the Lands and Building, or to do or suffer any act or thing which may disturb the quiet enjoyment of any other tenant or the building.

ARTICLE VIII - OPERATING COSTS

8.1      OPERATING COSTS AND ADDITIONAL OPERATING COSTS

         In each calendar year, the Tenant shall pay to the Landlord, as additional rent, its proportionate share of the Operating Costs, and Additional Operating Costs if applicable.

8.2      PAYMENT OF OPERATING COSTS

         (a) The Landlord shall, prior to the commencement of the Term and within one hundred days of the commencement of each calendar year thereafter, give to the Tenant a statement of the Landlord's reasonable estimate of the Tenant's proportionate share of the Operating Cost for the ensuing calendar year or portion thereof and the Tenant shall pay to the Landlord the amount of such estimate in equal monthly installments in advance on the first day of each month during such calendar year or portion thereof.

         (b) The Landlord shall be entitled subsequently during the year on at least ten (10) days notice to the Tenant to reasonably revise its estimate of the Tenant's Proportionate Share of the Operating Cost and the amount of the monthly installments on account thereof payable by the Tenant.

         (c) Within a reasonable time after the end of each calendar year, the Landlord shall prepare a statement setting out in reasonable detail the Landlord's calculation of its actual Operating Costs for the previous calendar year end, and the Tenant's proportionate share thereof. If the total of the monthly installments paid by the Tenant for any calendar year is less than the actual amount of the Tenant's proportionate share of the Operating Costs for such calendar year or portion thereof in question the Tenant shall pay the deficiency to the Landlord within ten (10) days after notice from the Landlord of the amount of the deficiency. Similarly, if the total of the monthly installments paid by the Tenant is more than the actual amount of the Tenant's proportionate share of the Operating Costs applicable for the calendar year or portion thereof in question, the Landlord shall pay to the Tenant the amount of the excess within ten (10) days after its notice setting out actual amount of the Tenant's proportionate share of the Operating Cost if applicable, or alternatively grant a credit to the Tenant's account against current and future Operating Costs.

         (d) The Tenant's Proportionate Share shall be the fraction which has as its numerator the area of the Premises and has as its denominator the total area of all buildings which comprise the development of which the premises form part. Area of the Buildings which comprise the development shall mean from time to time the aggregate of the areas of all leasable premises measured in the same way as contemplated by Section 4.8 of this Lease.

         (e) In the case of premises in the two storey building known as 2321 Fairview Street, the Landlord may make a separate assessment of Additional Operating Costs for which the Tenants Proportionate Share shall be a fraction which has as its numerator the area of the demised premises and has as its denominator the Area of the Building.

ARTICLE IX - UTILITIES, HEATING, VENTILATING & AIR CONDITIONING

9.1  UTILITIES

         The Landlord shall pay to the relevant utility company the cost of all utilities and the Tenant shall pay to the Landlord its proportionate share of such cost as allocated by the Landlord, pursuant to 8.1 and 8.2 herein.

9.2  HEATING

         The Tenant shall heat, ventilate and/or cool the Premises in such a manner as to maintain the Premises at a reasonable temperature. The Landlord may, from time to time, stipulate reasonable conditions of temperature and humidity to be maintained in the Premises, and the Tenant shall comply with such stipulations.


ARTICLE X - REPAIRS, ALTERATIONS & MAINTENANCE

10.1     TENANT'S REPAIRS

         The Tenant agrees that it will, at its cost, at all times keep

         (i) the Premises including exterior entrances, all glass windows and all partitions, doors, equipment, machinery, and fixtures; and

         (ii) any facility of the Premises, including, without limitation, any equipment which exclusively serves the Premises whether or not such equipment is technically within the Premises, roof mounted heating or ventilating;

          in good order, condition and repair.

          In addition to the foregoing:

         (iii) The landlord has provided fluorescent tubes which shall be the Tenant's responsibility to replace and maintain as required from time to time.

         (iv) The Tenant shall give the Landlord prompt written notice of any accident or other defect in any sprinkler system, water pipes, gas pipes or heating apparatus, telephone, electric or other wires on any part of the premises.


10.2     MAINTENANCE AND REPAIRS BY THE LANDLORD

         The Landlord will maintain and repair:

         (i)      the structural portions of the Building; and

         (ii)     the Common Facilities;

as would a prudent owner, having regard to size, age and location (provided that the Landlord may at its own discretion, acting reasonably, determine whether or not any maintenance or repair is required), but the cost (except for the cost of repairing or replacing inherent structural defects or weaknesses) will be included in Operating Costs. The Landlord shall not be required to repair the Building where it is not substantially compensated for the cost of such repairs, either through Operating Costs or from proceeds of insurance.

10.3     TENANT'S ALTERATIONS

         (a) If at any time and from time to time the Tenant shall at its own expense wish to make changes, including, without limitation, alterations or improvements in and to the leasehold improvements of the premises and/or trade fixtures in the Premises, it shall first submit to the Landlord an adequate description of the contemplated work and obtain the Landlord's written approval of the work, such approval not to be unreasonably withheld or delayed. The Landlord may impose conditions upon such construction as it considers necessary to protect the building or to ensure the orderly completion of the work.

         (b) The Tenant, at its own expense, shall have the right, subject to the approval of the Landlord and in accordance with all local by-laws, to install signs designating its company name on the Premises.

10.4     REPAIR WHERE THE TENANT IS AT FAULT

         If the building or any part of it requires repair, replacement or alteration, (a) because of the negligence, fault, omission, want of skill, act or misconduct of the Tenant or its officers, agents, employees, contractors, invitees or licensees, (b) due to the requirements of governmental authorities relating to the Tenant's conduct of business, or (c) as a result of the Tenant stopping up or damaging the heating apparatus, cooling equipment, water pipes, drainage pipes or other equipment or facilities or parts of the Building, the cost of the repairs, replacements or alterations plus a sum equal to fifteen percent (15%) of the cost for the Landlord's overhead will be paid by the Tenant to the Landlord on demand.

10.5     GOVERNMENTAL ORDER AND REGULATIONS

         The Tenant shall at all times keep the Leased Premises in accordance with the law, directions, rules and regulations of every governmental authority having jurisdiction, and shall not commit, suffer or permit any act or omission on the Premises which shall result in an illegal use or cause any breach of such laws, directions, rules and regulations. If any such laws, directions, rules and regulations require any changes in the Premises, the Tenant shall perform such changes at its own expense, but subject to the provisions of Section 10.3.

10.6     LANDLORD'S ALTERATIONS

         The Landlord may from time to time alter or change the improvements or permit such to be altered or changed, in the Building or on the Land by the construction, removal, relocation or alteration of any such improvements, including, without limitation, the construction of other rentable premises. In the course of conducting any such improvements, the Landlord shall have the right to make alterations, structural or otherwise, to the Premises including, without limitation, the running of ducts or conduits through the Premises, but in so doing shall, to the extent reasonably possible in the circumstances, minimize any interference with the Tenant's use and occupation of the Premises.

ARTICLE XI - DAMAGE, DESTRUCTION & EXPROPRIATION

11.1     TERMINATION IN THE EVENT OF DAMAGE AND DESTRUCTION

         (a) If the Building is damaged and/or destroyed so that it will require more than 120 days to repair the same, the Landlord may, by written notice to the Tenant within 30 days of the date of such damage, terminate this Lease effective on the date of such damage and destruction.

         (b) Upon any damage or destruction to the Premises, provided that the Landlord has not terminated this Lease, the Landlord and the Tenant shall repair the Premises in accordance with their obligations to repair under Sections 10.1 and 10.2 of this Lease as soon as reasonably possible and during the period following the occurrence of such destruction or damage, for so long as the Landlord is fully reimbursed from proceeds payable under policies of insurance maintained by the Landlord, minimum rent and additional rent shall from time to time abate in the same proportion that the part of the Premises from time to time rendered unfit for use or occupancy by reason of such destruction is of the whole of the Premises.

11.2     EXPROPRIATION

         The parties agree to reasonably co-operate in the case of any expropriation to maximize the claim of each party from the expropriating authority.

11.3     REMODELLING

         That in the event of the Landlord desiring at any time during the term, or any renewal thereof, to remodel the said building, or any part thereof, or to take down the said building, the Tenant will, on receiving six months' notice in writing, surrender this lease and all the remainder of the term, if any, then yet to come and unexpired, as from the day mentioned in such notice, and will, subject nevertheless to the provisions hereinbefore contained thereupon, vacate the premises and yield up to the Landlord the peaceable possession thereof.

It is understood that the said six month's notice need not expire at the end of any year or at the end of any month and in the event of the day fixed for termination of the lease expiring on some other day than the last day of a month, the rent for such month shall be apportioned for the broken period. The Tenant's responsibility for payment of rent and additional rent shall be limited to the period of time during occupancy which may be less than six months if the Lessee vacates prior to the expiration of the six months notice period.

ARTICLE XII - INSURANCE & LIABILITY

12.1     TENANT'S INSURANCE

         The Tenant shall throughout the Term provide and keep in force:

         (a) comprehensive general liability insurance in the name of the Landlord and the Tenant with respect to the business carried on in or from the Premises and the use and occupancy thereof by the Tenant for bodily injury and death and damage to property of others; and

         (b) fire insurance on an "all risks" basis in respect of the Improvements and the Tenant's fixtures, furniture, equipment and inventory.

Insurance effected by the Tenant under this Section 12.1 shall be in amounts which the Landlord acting reasonably shall from time to time determine as being sufficient, and shall name the Landlord as an additional name-insured and in respect of the insurance described in Subsection 12.1(a) provide for a cross-liability endorsement. Such insurance shall release the Landlord from certain liability as set out in Section 12.4 and shall otherwise be upon such terms and conditions as the Landlord acting reasonably shall from time to time require as being reasonable and sufficient. The Tenant shall upon request file with the Landlord copies of current certificates, to establish the Tenant's insurance coverage in effect from time to time and the payment of premiums thereon.


12.2     LANDLORD'S INSURANCE

         The Landlord will maintain at the expense of the Tenant, throughout the Term, in those reasonable amounts, and with those reasonable deductions that a prudent owner of a building similar to the Building would maintain, having regard to size, age and location, (a) all risks insurance on the Building (excluding the foundations and excavations) and the machinery, boilers and equipment contained in it and owned by the Landlord, (except property that the Tenant and other Tenants are required to insure); (b) public liability and property damage insurance with respect to the Landlord's operations in the Building.

12.3     INDEMNITY BY THE TENANT

         The Tenant shall indemnify and hold harmless the Landlord against any and all liability, loss, claims, demands, damages or expenses, including legal expense, due to or arising out of injury to any person (including injury resulting in death) and damage to, loss of or theft of any property of any person arising out of any accident or other occurrence on or about the Premises or any act or neglect by the Tenant or those over whom it might be expected to exercise control, and costs, liabilities, damages or expenses due to or arising out of any work done by, or act of neglect or emission of the Tenant or its servants, employees, agents, contractors, invitees, concessionaires or licensees in and about the Premises, or due to or arising out of any breach or non-performance by the Tenant of any provision of this Lease.

12.4     LIMITATIONS OF LANDLORD'S LIABILITY

         The Landlord shall not be liable or in any way responsible to the Tenant in respect of any loss, injury or damage required to be insured against by the Tenant under the provisions of Section 12.1, whether or not such loss, injury or damage is the result of the negligence of the Landlord or those for whom the Landlord is in law responsible. The Landlord shall not be liable for its failure to perform any of its covenants hereunder provided that it is using its commercially reasonable efforts to rectify' such default as soon as reasonably possible.

12.5     LIMITATION OF TENANT'S LIABILITY

         The Tenant shall not be liable or in any way responsible to the Landlord in respect of any loss, injury or damage to the extent that the Landlord actually recovers proceeds under insurance policies maintained by the Landlord pursuant to Section 12.2, whether or not such loss, injury or damage is the result of the negligence of the Tenant or those for whom the Tenant is in law responsible.

12.6     INCREASE IN INSURANCE PREMIUMS

         The Tenant will not do or omit or permit to be done or omitted, any thing upon the Leased Premises which shall cause the rate of insurance upon the Building, or any part thereof, to be increased, and if the insurance rate shall be increased as aforesaid the Tenant will pay to the Landlord as additional rent, in addition to any part of insurance premiums hereinbefore agreed to be paid by the Tenant, the amount by which the insurance premiums shall be so increased, and, if notice of cancellation shall be given respecting any insurance policy, or, if any insurance policy upon the Building or any part thereof shall be cancelled or its renewal be refused by an insurer by reason of the use of the Premises by the Tenant, the Tenant shall alter, remedy or rectify such use upon being requested to do so in writing by the Landlord, and if the Tenant shall fail to do so within twenty-four (24) hours of such written request, the Landlord may at its option terminate this Lease forthwith by leaving upon the Leased Premised notice in writing of its intention so to do. In determining whether increased premiums are the result of the Tenant's use of the Premises, a schedule, issued by the organization ranking the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make the insurance rate on the leased Premises. Any increase in insurance premiums payable to the Tenant as aforesaid, shall be payable forthwith upon demand in writing therefore by the Landlord.

12.7     UNAUTHORIZED USE OF CHEMICALS

         The Tenant hereby indemnifies and saves harmless the Landlord from all liability, cost, claims and damages resulting from the unauthorized or negligent use of any chemical or other substance which are not permitted to be used according to any Federal, Provincial or Municipal regulations and in particular in regards to any contaminant as that term is defined in The Environmental Protection Act, furthermore, the Tenant shall on breach of the above covenant conduct the necessary clean up of the premises and any other property contaminated by the Tenant. Failure to do so shall entitle the Landlord to conduct the cleanup and recover the cost as rent pursuant to the lease.

ARTICLE XIII - ASSIGNMENT OR SUBLETTING

13.1     ASSIGNMENT OR SUBLETTING BY THE TENANT

         The Tenant shall not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of the Landlord which shall not be unreasonably withheld. The Tenant shall be responsible for and shall pay to the Landlord forthwith on demand all reasonable administrative and legal costs of the Landlord in connection with the Landlord's consent to any assignment of subletting by the Tenant. Any such assignment or subletting consented to by the Landlord shall not release the Tenant of any obligations of the Tenant under the provisions of this Lease. It is a condition of such assignment or subletting that the assignee or subtenant directly agree with the Landlord to be bound by the provisions of this Lease and upon such assignment or subletting the Tenant shall forthwith furnish copies of all documents relating thereto to the Landlord and the Tenant at the request of the Landlord shall enforce for the benefit of the Landlord all obligations of third parties contained in all or any of such documents to the extent necessary to give effect to this Lease.

13.2     TRANSFERS AND ENCUMBRANCES BY THE LANDLORD

         The Landlord may sell, transfer, encumber or otherwise deal with the Land and Building or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant. To the extent that any purchaser or transferee from the Landlord assumes responsibility for the covenants of the Landlord under this Lease, the Landlord shall without further written agreement be freed and relieved of liability upon such covenants and obligations.

13.3     CHANGE OF CONTROL

         Any change in the effective voting control of a corporate tenant or corporate guarantor (whether by sale, transfer or other disposition of shares or otherwise and whether direct or indirect), without the consent of the Landlord, shall entitle the Landlord, at its option, to terminate this Lease. The Tenant shall make available to the Landlord all records reasonably required by the Landlord to determine whether any such change of control has occurred.

13.4     SECURITY ON IMPROVEMENTS AND FIXTURES

         The Tenant shall not create any encumbrance or other security in any of its property that is or becomes an improvement or trade fixture that had priority above the Landlord's interest in such property.

ARTICLE XIV

14.1     SUBORDINATION AND ATTORNMENT BY THE TENANT

         This Lease is subject and subordinate to (but at the option of the Landlord or any mortgagee or encumbrancer of the Land and Building shall be attorned and the Tenant bound to) any mortgage or other encumbrance which may now or at any time hereafter affect the Premises. On request at any time and from time to time of the Landlord or of any such mortgagee or encumbrancer of the Premises, the Tenant covenants and agrees to either (i) attorn to such mortgagee or encumbrancer and become bound to it as its tenant of the Premises for the then unexpired residue of the Term and upon the terms herein contained (subject always to the respective priorities as between themselves or mortgagees or encumbrancers who from time to time request such attornment) or (il) postpone and subordinate this Lease to such mortgage or other encumbrance with the intent and effect that this Lease and all the rights of the Tenant shall be subject to the rights of such mortgagee or encumbrancer as fully as if such mortgage or other encumbrance had been made before the making of this Lease. Whichever of the foregoing may be requested (and notwithstanding that any previous attornment and subordination shall have been given) the Tenant shall execute promptly any instruments of attornment, postponement or subordination which may be so requested to give effect to the foregoing. Whenever requested from time to time by the Landlord or any mortgagee or encumbrancer of the Premises, the Tenant shall promptly execute and deliver to the party requesting the same a certificate or acknowledgement as to the status and validity of this Lease and the state of the rental account hereunder and such other information as may be reasonably required.

ARTICLE XV - DEFAULT

15.1     RE-ENTRY AND TERMINATION ON DEFAULT

                  If and whenever:

         (a) any Basic Rent or additional rent payable by the Tenant under this Lease shall be in arrears and shall not then be paid within fifteen (15) days, or

         (b) the Tenant shall have breached or failed to comply with any of its covenants and agreements contained in this Lease, and shall have failed to commence to remedy such breach of non-compliance within fifteen (15) days after written notice thereof given by the Landlord to the Tenant (or such longer period if any as the Landlord may allow acting reasonably for the remedying of such breach of non-compliance) or thereafter fails to diligently proceed to remedy such breach or non-compliance;

then and in every case it shall be lawful for the landlord at any time thereafter at its option to enter into and upon the Premises or any part thereof in the name of the whole and to terminate this Lease and all the rights of the Tenant hereunder, anything in the Lease to the contrary notwithstanding.

15.2     RIGHT TO TERMINATE OR RELET

         If the Landlord does not exercise its right under Section 15.1 to terminate this Lease, it may nevertheless relet the Premises or a part of them for whatever term or terms (which may be for a term extending beyond the Term) and at whatever rent and upon whatever other terms, covenants and conditions the Landlord considers advisable and may at its option enforce subleases of the Premises and collect rents thereunder to apply against the obligations of the Tenant under this Lease, in which case the Tenant shall continue to be liable for the performance of all of its obligations under this Lease including the payment of rent and all amounts payable hereunder.

15.3     BANKRUPTCY OF THE TENANT AND ADDITIONAL RIGHTS OF TERMINATION

         In addition to all other rights of the Landlord to terminate hereunder, whether or not the Term has commenced and whether or not any Basic Rent has been prepaid, this Lease may be terminated at the option of the Landlord if the Tenant shall make a general assignment for the benefit of its creditors, shall be declared to be bankrupt, or shall file a petition in bankruptcy or insolvency or for any re-adjustment of debts or creditor's arrangement or shall make a proposal under the Bankruptcy Act or take advantage of any legislation for the relief of bankrupt or insolvent debtors in respect of its own debts, or if any execution, attachment or similar process shall be issued against the Tenant, or any encumbrancer of the Tenant shall take any action or proceeding whereby any of the improvements, fixtures, furnishings or property of the Tenant on the Premises or the Tenant's leasehold interest in the Premises shall be taken, or if the Tenant attempts to remove any substantial part of the fixtures, furnishings or stock-in-trade from the premises other than in the normal course of its business, or if a receiver, manager, custodian or any official having similar power shall be appointed with respect to the Premises or any property of the Tenant on the leased Premises. If this Lease is terminated pursuant to any provisions of this Section 15.3, the Tenant shall, in addition to meeting all the other requirements of this Article XV, forthwith pay to the Landlord Basic Rent for the three (3) months next ensuing after the termination of this Lease as accelerated rent.

15.4     LANDLORD'S RIGHTS TO CURE DEFAULTS

         If and whenever the Tenant shall default in the performance of any of its covenants under this Lease including, without limitation, the Tenant's obligation to repair and maintain the Premises and/or take out insurance, the Landlord may perform such covenant for the account of the Tenant and may enter upon the Premises for the purpose, and no notice thereof need be given to the Tenant except if and to the extent any provision of this Lease expressly required that notice be given in the circumstances. The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience to the Tenant or to the Tenant's business or stock-in-trade caused by acts of the Landlord in remedying or attempting to remedy such default, and the Tenant shall promptly pay to the Landlord on demand the amount of all costs, charges and expenses incurred by the Landlord in connection with such default or in curing or attempting to cure such default, together with an administrative fee of fifteen percent (15%) of such amount.

15.5     REMEDIES GENERALLY

         Mention in this Lease of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity, or by statute, or expressly provided for herein. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies generally or in combination, such remedies being cumulative and not alternative.

15.6     WAIVER

         No waiver by the Landlord or the Tenant of any default, breach or non-compliance hereunder shall operate as a waiver of such party's rights hereunder in respect of any continuing or subsequent default, breach of non-observance, and no waiver shall be inferred from or implied by any overlooking by the Landlord or the Tenant of such default, breach or non-observance.

15.7 LANDLORD'S ENTRY

         The Landlord may enter onto the Premises for the purpose of:

         (a) showing the Premises to prospective tenants of the Premises or purchasers or mortgagees of the Building;

         (b)      inspecting the Premises; and

         (c) performing repairs or alterations to the Premises permitted under Section 10.2 or Section 10.6 of this Lease.

The Landlord shall give reasonable notice to the Tenant before exercising any such right of entry other than in the case of an emergency (real or apprehended) or the Tenant's default.

15.8     DETERMINATIONS

         Any determination to be made under this Lease, shall, unless expressly stated to the contrary, be made by the Landlord, acting reasonably. Should the Tenant dispute any determination by the Landlord, it shall comply with the provisions of this Lease in accordance with the Landlord's determination, on a without prejudice basis and then be entitled to take any action available at law for the recovery of damages provided that the Tenant agrees that it shall not be entitled to challenge any determination made by the Landlord later than six months after the date upon which the Tenant is notified of such determination.

ARTICLE XVI - MISCELLANEOUS

16.1     UNAVOIDABLE DELAYS

         In the event that either the Landlord or the Tenant shall be delayed, hindered or prevented from the performance of any act or covenant required hereunder by reason of any unavoidable delay not the fault of the party delayed, then performance of such act or covenant shall be excused for the period during which such performance is rendered impossible, and the time for the performance thereof shall be extended accordingly, provided that this Section shall not apply to the payment of any monies required by this Lease.

16.2     SEVERABILITY

         Should any provision of this Lease be unenforceable it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the provision had not been included.

16.3     NO COLLATERAL AGREEMENTS

         This Lease constitutes the entire agreement between the Landlord and the Tenant relating to the subject matter hereof and may be amended only by an agreement in writing signed by the parties hereto and neither party is bound by any representations, warranties, promises, agreement or inducements not embodied herein.

16.4     RULES AND REGULATIONS

         The Landlord may adopt rules and regulations acting reasonably and they may differentiate between different types of businesses. Each rule and regulation, as revised from time to time, forms part of this Lease as soon as the rule, regulation or revision is made known to the Tenant. The Tenant will comply with each rule and regulation and each revision of it. No rule or regulation, however, will contradict the terms, covenants and conditions of this Lease.

16.5     ACCORD AND SATISFACTION

         Payment by the Tenant or receipt by the Landlord of less than the required monthly payment of Basic Rent is on account of the earliest stipulated Basic Rent. An endorsement or statement on a cheque or letter accompanying a cheque or payment as Tenant is not an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept the balance of the Rent or pursue its other remedies.

16.6     SUCCESSORS

         The rights and obligations under this Lease extend to and bind the successors and assigns of the Landlord and, if Section 13.1 is complied with, the heirs, executors, administrators and permitted successors and assigns of the Tenant. If there is more than one Tenant, or more thin one person constituting the Tenant, they are bound jointly and severally by this Lease.

16.7     PARKING

         To provide designated or undesignated parking spaces in the parking areas to the north, south, east and west of the premises, apportioned according to the square footage of the floor area of the Leased Premises, to the Tenant and it employees, and in accordance with municipal requirements.

16.8     REGISTRATION AND PLANNING ACT

         The Tenant shall not register this Lease without the prior written consent of the Landlord, provided that if the Landlord shall refuse such consent, the Landlord shall, at the request of the Tenant, execute a memorandum or short form of lease for the purpose of registration which shall suffice to give notice of this Lease and the Tenant's interest herein without disclosure of any terms which the Landlord does not desire to have disclosed. This Lease is entered into subject to the express condition that it is to be effective only if the provisions of Section 49 of the Planning Act, 1983, Statutes of Ontario, 1983, c.l (as it may from time to time be amended) are complied with.

16.9     NOTICES

         Any notice given by the Tenant to the Landlord shall be sufficiently given if delivered to the Landlord, if mailed, postage prepaid and registered, addressed to the address set out in Section 1.1(2) above, or if telefaxed, and any notice given by the Landlord to the Tenant or to the guarantor shall be sufficiently given if delivered to the Tenant or to the guarantor if mailed, postage prepaid and registered, addressed to the Tenant at the Premises and to the guarantor at the address set out in Section 1.1(4) above, or if telefaxed. Any such notice given as aforesaid shall be conclusively deemed to have been given on the second business day on which such notice is mailed or the day on which such notice is delivered, or telefaxed, as the case may be. Either party may at any time give notice and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices. The word "notice" in this clause shall include any request, statement or other writing given by the Landlord to the Tenant or to the guarantor or by the Tenant to the Landlord.

16.10             INTERPRETATION

         This Lease shall be construed and governed by the laws of the Province of Ontario. Time shall be of the essence of this Lease and every part hereof. The heading introducing articles, sections and sub-sections are for convenience of reference only, and shall not affect the interpretation thereof. All references to the Tenant shall be read with such changes in number and gender as may be appropriate, according to whether the Tenant is a male or female person or a corporation of partnership.


IN WITNESS WHEREOF, the parties hereto have executed this Lease.


Landlord:         CADENA PROPERTIES LIMITED



Per: /s/ Illegible
    -------------------------------------------
             Secretary

    Tenant:  PATIENT INFO SYSTEMS CANADA INC.



Per: /s/ Illegible
    ---------------------------------------------



Per:
    ---------------------------------------------

                           SCHEDULE "A" - DEFINITIONS
                           --------------------------


The following definitions apply in this Lease:

(a) "ARCHITECT" means an accredited architect chosen by the Landlord from time to time.

(b) "BASIC RENT" means the annual rent payable pursuant to Section 4.1 based upon the annual amount per square foot of area of the premises specified in Subsection 1.1(11).

(c) "BUILDING" means the building built on the development, part of which is occupied by the Tenant.

(d) "COMMON FACILITIES" means all the lands, buildings and improvements constituting the building except for rentable premises therein (including the premises), and except for other portions of such buildings and improvements which are from time to time allocated by the Landlord for private use by one or a limited group of Tenants.

(e) "IMPROVEMENTS" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant in the Premises and by or on behalf of Tenants in other premises, with the exception of trade fixtures and furniture, but includes, without limitation, all partitions and doors, however affixed, light fixtures, heating, cooling and ventilating equipment and all wall to wall carpeting with the exception of such carpeting where laid over vinyl tile of finished floor and affixed so as to be readily removable without damage.

(f)      "LAND" means those lands and premises described in Schedule 'B'.

(g) "LANDLORD" means the Landlord specified in Subsection 1.1(2) and its successors and assigns.

(h) "LEASE" means this Lease, including the schedules attached hereto, and any amendments to such lease from time to time.

(i) "OPERATING COSTS" means such of the Landlord's costs and expenses which are attributable to the maintenance, operation, supervision and administration of the Building including the Common Facilities and shall include without limitation or duplication:

         (i) the cost of all insurance, together with the deductible portion of any insurance claims, in respect of all-risks coverage or fire and extended coverage endorsement perils, public liability and property damage and other casualties and contingencies against which the Landlord may reasonably insure (including the insurance which the Landlord is obligated to obtain pursuant to Section 12.2) applicable to the Building and all buildings and improvements thereon, including all rentable premises and the Common Facilities;

         (ii) the cost of policing and supervising the security of the Building and the Common Facilities;

         (iii) the cost of cleaning, maintaining and repairing the Building and Common Facilities, including the cost of snow clearing and removal and landscaping maintenance and including those costs incurred with respect to rentable premises including the leased premises;

         (iv) periodic depreciation calculated in accordance with generally accepted accounting practice on:

                  - the original capital cost of any fixtures, furnishings and equipment in the Common Facilities; and

                  - the cost or expense of any repair, maintenance, renovation or replacement of any part of each of (a) the Common Facilities including fixtures, furnishings and equipment therein, and (b) the portions of buildings containing rentable premises in the Building, including the Leased premises, which portions consist of foundations, exterior weather walls (excluding store fronts and glass), structural subfloors and roofs, the structural portions of bearing walls and structural columns and beams, the capital cost of which in each case is in excess of FIVE THOUSAND ($5,000) dollars and not recovered out of insurance proceeds;

in each case, together with interest at a rate equal to one percent (1%) in excess of the interest rate from time to time charged to the Landlord by the chartered bank of the Landlord at the beginning of each fiscal period on the un-depreciated capital cost of all such items being depreciated from time to time;

         (v) the cost of all utilities including electricity, gas, and water.

         (vi) remuneration (including contributions toward usual fringe benefits, unemployment insurance and similar contributions) of personnel to the extent engaged in maintaining, operating, administering and supervising the Building;

         (vii)    an administrative and supervisory fee.

Operating Costs shall be allocated to each fiscal period in accordance with generally accepted accounting practice as determined by the Landlord's auditors, and any prepaid expense (for example, insurance) may be allocated to the fiscal period in which the expense is incurred.

(j) "PREMISES" means the rentable premises in the Building which are shown outlined in red on Schedule(s) 'C', the exact measurements of which are to depend on the actual location of perimeter walls and other construction defining the boundaries thereof, when and as actually constructed, (it being agreed that reasonable variations in the configuration and measurements of such premises necessitated by or during construction by the Landlord shall be permitted).

(k) "REALTY TAXES" means all present or future real property, business, municipal, school and local improvement taxes, assessments and rates and all taxes, assessments and rates of a like nature imposed in respect of real property from time to time by any municipality, school or public authority, including any costs and fees incurred by the Landlord in verifying the reasonableness of or contesting any of the same in good faith (although this shall not imply any obligation of the Landlord to contest to any Realty Taxes), but excluding income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of Realty Taxes.

(1) "TENANT" means the person, firm or corporation herein before described and identified as being the Tenant specified in Subsection 1.1(3) and except where the context is inconsistent therewith, also includes, if the Tenant is a firm or corporation, its permitted successors and assigns, and if the Tenant is a person, its heirs, executors, administrators and permitted assigns.

(m) "TERM" means the period commencing on the commencement date and running for the number of years specified in Subsection 1.1(9) provided that if the occupation date is other than the first day of a month, the Term shall exclude the part of the month at the end of the Term so that the Term will end on the last day of the month. Term shall include renewal terms, if any.

(n) "ADDITIONAL OPERATING COSTS" means such of the Landlord's costs and expenses which are attributable to the maintenance, operation, supervision and administration of the office building known as 2321 Fairview Street and shall include without limitation janitorial service if provided, maintenance, repair and replacement of heating and air conditioning equipment. This definition shall not replace or exclude those Operating Costs defined in (i) above, but is intended to cover those additional costs applicable only to the two storey building and which are not applicable to the other buildings on the development.

                        SCHEDULE "B" - LEGAL DESCRIPTION
                        --------------------------------

Part of Lots 4 and 5, Registered Plan 203, and known municipally as 2289 to 2323 Fairview Street in the City of Burlington, in the Regional Municipality of Halton, in the Province of Ontario.

                                  SCHEDULE "C"
                                  ------------

ATTACHED TO AND FORMING PART OF THE LEASE

BETWEEN:
         CADENA PROPERTIES LIMITED                            (AS LANDLORD)

- AND -

PATIENT INFO SYSTEMS CANADA INC.
                                                                (AS TENANT)


[MAP OF PATIENT INFO SYSTEMS]

                                  SCHEDULE "D"
                                  ------------

Attached to and forming part of the Lease

BETWEEN:
         CADENA PROPERTIES LIMITED                            (AS LANDLORD)

- AND-

PATIENT INFO SYSTEMS CANADA INC.
                                                                (AS TENANT)

------------------------------------------------------------------------------

1.       LEASEHOLD IMPROVEMENTS BY THE TENANT

         If the Tenant is to perform any repairs, alterations or renovations within the premises, the Tenant shall comply with all applicable laws, by-laws and regulations in completing such work, including obtaining building permits and shall save harmless the Landlord from any and all claims, assessments, penalties, damages, costs and expenses which may be incurred by the Tenant or the Landlord as a result of the Tenant's work to the premises.

         All Leasehold Improvements in, on, for, or which serve the Premises, shall immediately become the absolute property of Landlord upon affixation or installation, without compensation, therefor to the Tenant, except where provided herein, but the Landlord shall have no obligation to repair, replace, maintain, insure or be responsible in any way for them, all of which shall be the Tenant's responsibility.

2.       LANDLORD'S WORK

         Landlord to complete the following repairs to the property at 2289 Fairview Street, Unit #210, Burlington, Ontario:

         1. Paint interior of office space, washroom and foyer, from Landlord's sample.
         2.       Install carpet in office and foyer, from Landlord's samples.
         3.       Repair toilet in washroom.
         4.       Replace ceiling fluorescent light grids (2).
         5.       Clear air returns.
         6.       Reinstall door to main office.
         7.       Repair windows (exterior).
         8.       Complete lexan retrofit as per Landlord's specifications.